Schedule 1

Schedule I

Information with respect to transactions effected during the past sixty days or since the most recent filing on Schedule 13D (Unless noted otherwise, all transactions were effected on the New York Stock Exchange)

Neuberger Berman Group LLC	Date	Buys/Sell	Units Quantity	Average Price
	9/30/2020	Buy	45,380	5.1693
	10/2/2020	Sell	3,295	5.0096
	10/6/2020	Buy	4,125	5.21
	10/12/2020	Sell	2,860	4.7501
	10/14/2020	Buy	8,000	5.0049
	10/14/2020	Sell	1,848	4.8579
	10/15/2020	Sell	8,125	5.0208
	10/19/2020	Sell	1,445	5.0192
	10/20/2020	Buy	107,272	5.2274
	10/21/2020	Buy	122,487	5.2485
	10/22/2020	Buy	52,530	5.3103
	10/26/2020	Buy	400	4.6173
	10/27/2020	Buy	5,405	4.4223
	10/27/2020	Sell	522	4.4371
	10/28/2020	Buy	33,930	4.0230
	10/29/2020	Buy	41,915	3.5467
	10/30/2020	Buy	53,868	3.5846
	11/2/2020	Buy	61,200	3.9015
	11/2/2020	Sell	35	3.9704
	11/3/2020	Buy	13,400	4.0444
	11/3/2020	Sell	21,310	3.9802
	11/5/2020	Buy	10,000	3.8233
	11/11/2020	Sell	105	3.8802
	11/16/2020	Buy	11,665	4.0927
	11/16/2020	Sell	388	4.0686
	11/17/2020	Buy	7,260	4.0278
	11/23/2020	Sell	76,505	3.8112
	11/24/2020	Buy	12,985	3.9587